UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2005

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

C/O CIRCOR, INC.

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On January 21, 2005, CIRCOR International, Inc. (the “Company”) after consulting with members of the audit committee and the board of directors, decided to make changes to its warehousing operations and inventory management and expects to record a fourth quarter 2004 pre-tax charge of approximately $6.5 million associated with the disposal of inventory.

The Company performed an evaluation to determine whether a more aggressive market valuation adjustment would be necessary to expedite and dispose of slow-moving inventory. During this evaluation the Company considered the impact of programs, which began two years ago, to procure inventory from less-expensive suppliers, primarily in Asia and Eastern Europe. A result of the foreign-sourcing programs was that less internal manufacturing and warehousing capability was needed, particularly in North America. In addition, the Company’s past practice has been to retain much of its inventory for extended periods, even utilizing extra warehousing facilities and resources. After considering these factors, management concluded to dispose of selected inventory and reduce warehouse capacity to decrease ongoing carrying costs.

This impairment is not expected to result in significant future cash expenditures.

A press release further describing this impairment was released on January 21, 2005 and is attached as Exhibit 99.1 hereto.

This report contains forward-looking statements, including but not limited to, statements relating to actions to be taken pursuant to our plan to dispose of selected inventory and reduce warehouse capacity; costs expected to be recorded in connection with these actions; the timing of the planned actions; and anticipated charges to be recorded in the fourth quarter of 2004. However, there may be events in the future that we are not able to predict or control and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to dispose of selected inventory at prices, or within time-periods, anticipated by management; unanticipated expenditures in connection with the effectuation of the actions planned in connection with the selected disposal of inventory and consolidation of facilities, and the risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including those risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 21, 2005	CIRCOR INTERNATIONAL, INC.

	By:	/S/ Kenneth W. Smith
Kenneth W. Smith
Vice President, Chief Financial Officer and Treasurer

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Exhibit No.	Description
99.1	Press release dated January 21, 2005

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